Exhibit 1

EXECUTION COPY

INTEGRYS ENERGY GROUP, INC.
6.00% Junior Subordinated Notes Due 2073
Underwriting Agreement
New York, New York
August 12, 2013
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
(As Representatives of the several Underwriters
named in Schedule II hereto)

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
Integrys Energy Group, Inc., a corporation organized under the laws of Wisconsin (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $400,000,000 principal amount of its securities identified in Schedule I hereto (the “Securities”) to be issued under a Subordinated Indenture, dated as of November 13, 2006, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented to the date hereof (as so amended and supplemented, the “Original Indenture”) and to be further supplemented by the Second Supplemental Indenture, dated as of August 15, 2013, creating the series in which the Securities are to be issued (the “Supplemental Indenture”). The term “Indenture,” as used herein, means the Original Indenture as supplemented by the Supplemental Indenture. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the

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Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 24 hereof.
1.Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
(a)    Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing within three years of the date hereof. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
(b)    No Material Misstatements or Omissions. On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus

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(or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(c)    Disclosure Package. The (i) Disclosure Package and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(d)    Status of Company as Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(e)    Absence of Status as Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

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(g)    Organization and Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus; the Company has not filed Articles of Dissolution with the Department of Financial Institutions of the State of Wisconsin, and no grounds exist for the Department of Financial Institutions of the State of Wisconsin to dissolve such corporation administratively pursuant to the provisions of the Wisconsin Business Corporation Law; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not, individually or in the aggregate, have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
(h)    Organization and Good Standing of Covered Subsidiaries. Each of Wisconsin Public Service Corporation, a Wisconsin corporation (“WPS”), The Peoples Gas Light and Coke Company, an Illinois corporation (“PGL”), Integrys Energy Services, Inc., a Wisconsin corporation (“TEGE”), and WPS Investments, LLC, a Wisconsin limited liability company (“WPSI” and together with WPS, PGL, and TEGE, the “Covered Subsidiaries”) has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation or organization and has corporate or limited liability power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus; no Covered Subsidiary which is organized under the laws of the State of Wisconsin has filed Articles of Dissolution with the Department of Financial Institutions of the State of Wisconsin, and no grounds exist for the Department of Financial Institutions of the State of Wisconsin to dissolve any such Covered Subsidiary administratively pursuant to the provisions of the Wisconsin Business Corporation Law or Chapter 183 of the Wisconsin Statutes, as applicable; each Covered Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Company has no subsidiaries which either individually or considered in the aggregate as a single subsidiary constitute a “significant subsidiary” as defined in Rule 405 under the Act, other than the Covered Subsidiaries.
(i)    Ownership of Covered Subsidiaries. All of the outstanding shares of capital stock or other equity interests of the Covered Subsidiaries (i) have been duly and validly authorized and issued and are fully paid and nonassessable, and (ii) other than the preferred stock of WPS, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(j)    Accuracy of Description of Certain Descriptions in the Registration Statement and Prospectuses; Exhibits. The descriptions in the Registration Statement, the

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Disclosure Package and the Final Prospectus of (i) statutes, (ii) legal, governmental and regulatory proceedings relating to the Company, and (iii) contracts and other documents are accurate in all material respects; and the statements in the Preliminary Prospectus and the Final Prospectus under the captions “Description of the Junior Subordinated Notes”,” “Description of Debt Securities,” and “Certain U.S. Federal Income Tax Consequences” and the statements incorporated by reference in the Preliminary Prospectus and the Final Prospectus from Item 3 of Part I of the Company’s Annual Report on Form 10-K for the year ended 2012, to the extent that they constitute summaries of matters of law or regulation or legal conclusions, documents or proceedings, fairly summarize the matters described therein in all material respects. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus that is included in the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Final Prospectus). The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus.
(k)    The Indenture. The Indenture has been duly authorized by the Company, and when the Supplemental Indenture has been duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
(l)    The Securities. The Securities are in the form contemplated by the Indenture and have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and entitled to the benefits of the Indenture.
(m)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(n)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
(o)    No Consents Required. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company or any of its subsidiaries in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement, the Disclosure Package and Final Prospectus.

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(p)    No Conflicts. Neither the execution and delivery of the Supplemental Indenture, the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will (i) conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Covered Subsidiaries pursuant to, (A) the charter or by-laws or similar organizational documents of the Company or any of the Covered Subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Covered Subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Covered Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Covered Subsidiaries or any of its or their properties, except, in the case of clauses (B) and (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect, or (ii) constitute a Debt Repayment Triggering Event. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company or any Covered Subsidiary, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Covered Subsidiary.
(q)    No Registration Rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
(r)    Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries, and the financial statements of American Transmission Company LLC (“ATC”) included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company and ATC, respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Summary Consolidated Financial Information”, “Ratios of Earnings to Fixed Charges” and “Capitalization” in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, the information included therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(s)    Legal Proceedings. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, there is no pending action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the

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Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such actions, suits or proceedings are, to the best knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending actions, suits or proceedings of a character that are required under the Act to be disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus that are not adequately disclosed.
(t)    Title to Real Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus and for those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(u)    No Violation or Default. Neither the Company nor any of the Covered Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Covered Subsidiaries is a party or by which the Company or any of the Covered Subsidiaries is bound or to which any of the property or assets of the Company or any of the Covered Subsidiaries is subject; or (iii) except as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory body, administrative agency or other authority having jurisdiction over the Company or such Covered Subsidiary or any of its property or assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(v)    Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and of ATC and delivered their reports with respect to the audited consolidated financial statements and schedules of the Company and its consolidated subsidiaries and the audited financial statements of ATC included in the Disclosure Package and Final Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries and ATC within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.
(w)    Taxes. The Company and its subsidiaries have paid all material federal, state, local and foreign taxes, other than taxes that are being disputed in good faith by the Company or any of its subsidiaries, and have filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there is no tax deficiency that has been, or

Exhibit 1

could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(x)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus or except for any such disturbance or dispute that would not, individually or in the aggregate, have a Material Adverse Effect.
(y)    Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such claims which, if successfully denied, would not have a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(z)    No Restrictions on Dividends or Distributions. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), no Covered Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Covered Subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such Covered Subsidiary from the Company or from transferring any of such Covered Subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(aa)    Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where the revocation, modification or non-renewal of the same would not, individually or in the aggregate, have a Material Adverse Effect.

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(bb)    Internal Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there have been (i) no material weaknesses in the Company’s internal control over financial reporting (whether or nor remediated), and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(cc)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(dd)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(ee)    Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not

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received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except as in any such case as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus and for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, except in such instances which would not, individually or in the aggregate, have a Material Adverse Effect.
(ff)    Periodic Review of the Effect of Environmental Laws on the Company. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)
(gg)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates (each such plan, a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such Plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived. Except as set forth in the Disclosure Package and the Final Prospectus, there has been (i) no material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; and (ii) no material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries.
(hh)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the

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Registration Statement, the Disclosure Package and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(ii)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
(jj)    No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(kk)    Lending Relationships. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.
(ll)    No Immunity from Jurisdiction. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States of America or any state or political subdivision thereof.
Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
2.    Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto at a purchase price of (a) $24.50 per Security (the “Institutional Purchase Price”) for Securities sold to institutions (the “Institutional Purchasers”), and (b) $24.2125 per Security (the “Retail Purchase Price”), for Securities sold to purchasers other than Institutional Purchasers, plus, in each case, accrued interest, if any, from August 15, 2013 to the Closing Date (as defined below) if the Closing Date occurs after that date. The aggregate purchase price for the Securities is set forth on Schedule I. The Representatives confirm to the Company that, for this purpose, the number of Securities sold to Institutional Purchasers is 3,514,500.

Exhibit 1

The Company will not be obligated to deliver any of the Securities except upon payment for all of the Securities purchased as provided herein.
3.    Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (the “Depository”) unless the Representatives shall otherwise instruct. One or more global notes representing the Securities shall be registered in such names and in such denominations as Merrill Lynch, Pierce, Fenner & Smith Incorporated may request, on behalf of the Underwriters, not less than two Business Days in advance of the Closing Date.
The Company agrees to have such global note or global notes available for inspection by the Representatives not later than 1:00 PM, New York City time, on the Business Day prior to the Closing Date.
4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
5.    Agreements. The Company agrees with the several Underwriters that:
(a)    Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, or (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such

Exhibit 1

occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)    The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
(c)    If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
(d)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
(e)    As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(f)    The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

Exhibit 1

The Company will pay the expenses of printing or other production of all documents relating to the offering.
(g)    The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and each electronic road show, if any. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(h)    The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any debt securities issued or guaranteed by the Company and having a term of more than one year (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto; provided, however, that nothing in this Section 5(h) shall preclude the Company from issuing, from time to time, in the ordinary course of business, guarantees to support the business operations of its wholly-owned subsidiaries, including but not limited to commodity transactions of TEGE and Integrys Transportation Fuels, LLC.
(i)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(j)    The Company will pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage,

Exhibit 1

air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any fees and expenses in connection with the listing of the Securities on The New York Stock Exchange, Inc. (the “NYSE”); (vi) the fees and expenses of the Trustee in connection with the Indenture and the Securities, (vii) all fees and expenses of the Company in connection with the approval of the Securities by the Depository for “book-entry” transfer; (viii) any fees payable in connection with the rating of the Securities with any rating agencies; (ix) any filings required to be made with the Financial Industry Regulatory Authority (including filing fees and the reasonable fees and expenses of counsel to the Underwriters relating to the filings), (x) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (xi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
(k)    The Company will use its best efforts to effect the listing of the Securities on the NYSE within 30 days of the date hereof.
6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)    The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued, and no proceedings for that purpose shall have been instituted or threatened.
(b)    The Company shall have requested and caused Foley & Lardner LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
(i)    The Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such

Exhibit 1

counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;
(ii)    The Company has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus; based solely on a certificate of the Department of Financial Institutions of the State of Wisconsin, the Company has not filed articles of dissolution with the Department of Financial Institutions of the State of Wisconsin, and the Department of Financial Institutions of the State of Wisconsin has not commenced proceedings to dissolve such corporation administratively pursuant to the provisions of the Wisconsin Business Corporation Law and has made no determination that grounds exist for such action; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;
(iii)    Each Covered Subsidiary is validly existing under the laws of the jurisdiction of its incorporation or organization and has corporate or limited liability company power, as applicable, and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus; based solely on a certificate of the Department of Financial Institutions of the State of Wisconsin, no Covered Subsidiary which is organized under the laws of the State of Wisconsin has filed articles of dissolution with the Department of Financial Institutions of the State of Wisconsin, and the Department of Financial Institutions of the State of Wisconsin has not commenced proceedings to dissolve any such Covered Subsidiary administratively pursuant to the provisions of the Wisconsin Business Corporation Law or Chapter 183 of the Wisconsin Statutes, as applicable, and has made no determination that grounds exist for such action;
(iv)    All of the outstanding shares of capital stock or other equity interests of WPS, TEGE, WPSI and Peoples Energy, LLC, an Illinois limited liability company, have been duly and validly authorized and issued, are fully paid and non-assessable; and except for the preferred stock of WPS, all outstanding shares of capital stock or other equity interests of the Covered Subsidiaries are owned of record by the Company, either directly or through wholly owned subsidiaries.
(v)    The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in

Exhibit 1

accordance with its terms, subject to the Enforceability Exceptions. The Indenture has been duly qualified under the Trust Indenture Act;
(vi)    The Securities are in the form contemplated by the Indenture and have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for by the Underwriters as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and entitled to the benefits of the Indenture;
(vii)    To the best knowledge of such counsel following reasonable investigation (which investigation shall be detailed in the opinion and shall include appropriate searches of court dockets), there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be subject, of a character that is required to be disclosed in the Registration Statement which is not adequately disclosed in each Preliminary Prospectus and the Final Prospectus;
(viii)    The descriptions in the Registration Statement, the Disclosure Package and the Final Prospectus of (i) statutes, (ii) legal, governmental and regulatory proceedings relating to the Company, and (iii) contracts and other documents are accurate in all material respects; and the statements in the Preliminary Prospectus and the Final Prospectus under the captions “Description of the Junior Subordinated Notes,” “Description of Debt Securities,” and “Certain U.S. Federal Income Tax Consequences” and the statements incorporated by reference in the Preliminary Prospectus and the Final Prospectus from Item 3 of Part I of the Company’s Annual Report on Form 10-K for the year ended 2012, to the extent that they constitute summaries of matters of law or regulation or legal conclusions, documents or proceedings, fairly summarize the matters described therein in all material respects. To the best knowledge of such counsel, there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit thereto, which is not described or filed as required. The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, any Preliminary Prospectus and the Final Prospectus;
(ix)    This Agreement has been duly authorized, executed and delivered by the Company;
(x)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;
(xi)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company in connection

Exhibit 1

with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement, the Disclosure Package and Final Prospectus;
(xii)    Neither the execution and delivery of the Supplemental Indenture, the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will (i) conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Covered Subsidiaries pursuant to, (A) the charter or by-laws or other organizational documents of the Company or any of the Covered Subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument filed as an exhibit to the Company’s most recent Annual Report on Form 10-K or any other indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Covered Subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, or regulation or, to the best knowledge of such counsel following reasonable investigation, including an inquiry of the Company and those lawyers at Foley & Lardner LLP who have provided legal services to the Company and its subsidiaries in the past two years, any judgment, order or decree applicable to the Company or any of the Covered Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Covered Subsidiaries or any of its or their properties, except, in the case of clauses (B) and (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or (ii) constitute a Debt Repayment Triggering Event.
(xiii)    To the best knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
(xiv)    The Company and its subsidiaries have statutory authority, franchises, permits, easements and consents adequate to conduct the businesses in which they are respectively engaged without legal restrictions that would materially affect their ability to so conduct such business.
Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants at which conferences the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Disclosure Package, the Final Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that (1) on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to

Exhibit 1

be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained or incorporated by reference therein, as to which such counsel need express no belief); and (2) the Disclosure Package, as amended or supplemented at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained or incorporated by reference therein, as to which such counsel need express no belief).
In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Wisconsin or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.
(c)    The Representatives shall have received from Schiff Hardin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(d)    The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show, if any, used in connection with the offering of the Securities, and this Agreement and that:
(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

Exhibit 1

(iii)    since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(e)    The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(f)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
(g)    Subsequent to the Execution Time, there shall not have been any decrease in or withdrawal of the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate an improvement in such rating.
(h)    At the Closing Date, the Company shall have applied for the Securities to be listed on the NYSE.
(i)    Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

Exhibit 1

The documents required to be delivered by this Section 6 on the Closing Date shall be delivered at the office of Foley & Lardner LLP, counsel for the Company, at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.
7.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Merrill Lynch, Pierce, Fenner & Smith Incorporated on demand for all reasonable out of pocket expenses (including reasonable fees and disbursements of outside counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
8.    Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, each electronic road show, if any, or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the Preliminary Prospectus and the Final

Exhibit 1

Prospectus in the first paragraph under the heading “Underwriting—Offering Price, Concessions and Reallowances” related to concessions and reallowances and under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” related to stabilization, syndicate covering transactions and penalty bids constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; it being understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) for all indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Exhibit 1

(d)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each affiliate, director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the

Exhibit 1

defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (a) there has occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), (b) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum or maximum prices shall have been established on such exchange, (c) a banking moratorium shall have been declared either by Federal or New York State authorities or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services, or (d) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
12.    Notices. All communications hereunder will be in writing and effective only on receipt, and (a) if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: High Grade Transaction Management/Legal (fax no.: 646-855-5958), and confirmed to Merrill Lynch, Pierce, Fenner &

Exhibit 1

Smith Incorporated at 50 Rockefeller Plaza, NY1-050-12-01, New York, New York, 10020, Attention: High Grade Transaction Management/Legal; (ii) J.P. Morgan Securities LLC, Attention: Investment Grade Syndicate Desk (fax no.: 212-834-6081) and confirmed to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10079, Attention: Investment Grade Syndicate Desk, (iii) Morgan Stanley & Co. LLC, Attention: Investment Banking Division (fax no.: 212-507-8999) and confirmed to Morgan Stanley & Co. LLC at 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, and (iv) Wells Fargo Securities, LLC, Attention: Transaction Management (fax no: 704-410-0326) and confirmed to Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management or (b) if sent to the Company, will be mailed, delivered or telefaxed to Integrys Energy Group, Inc., Vice President and Treasurer (fax no.: (920) 433-1693) and confirmed to it at 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 53407, attention Vice President and Treasurer.
13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
14.    No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters and any affiliates through which the Underwriters may be acting, on the other, (b) each Underwriter is acting as a principal and not as an financial advisor, agent or fiduciary of the Company, (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity, and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
15.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
16.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability

Exhibit 1

of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
17.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
18.    Waiver of Jury Trial. THE COMPANY AND THE UNDERWRITERS EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
19.     Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, its subsidiaries and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
20.    USA Patriot Act Compliance. The Company acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.
21.    Amendment and Waiver. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Exhibit 1

22.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
23.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
24.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Chicago, Illinois.
“Commission” shall mean the U.S. Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Final Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

Exhibit 1

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.
“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

Exhibit 1

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.
Very truly yours,

INTEGRYS ENERGY GROUP, INC.

By: /s/ William J. Guc_________________
Name: William J. Guc
Title: Vice President and Treasurer
Accepted: August 12, 2013
J.P. MORGAN SECURITIES LLC

By: /s/ Robert Bottamedi, Vice President
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: /s/ Ray Woods
Authorized Signatory

MORGAN STANLEY & CO. LLC

By: /s/ Yurij Slyz
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By: /s/ James Williams, Managing Director
Authorized Signatory

Each for itself and the other
several Underwriters, if any,
listed in Schedule II hereto.

Exhibit 1

SCHEDULE I

Underwriting Agreement dated August 12, 2013
Registration Statement No. 333-183172
Title, Purchase Price and Description of Securities:
Title:    6.00% Junior Subordinated Notes Due 2073
Purchase price, net of underwriting commission
(include accrued interest or amortization, if
any):             $388,410,418
Sinking fund provisions: None
Redemption provisions: As set forth in Schedule IV.
Closing Date, Time and Location:    August 15, 2013  at 10:00 a.m. at the offices of Foley & Lardner LLP at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.
Type of Offering: Non-delayed
Date referred to in Section 5(h) after which the Company may offer or sell, without the consent of the Representatives, debt securities, the offer or sale of which is precluded by Section 5(h): September 11, 2013.

Exhibit 1

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$78,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	78,000,000
Morgan Stanley & Co. LLC	78,000,000
Wells Fargo Securities, LLC	78,000,000
Deutsche Bank Securities Inc.	12,000,000
Goldman, Sachs & Co.	12,000,000
KeyBanc Capital Markets Inc.	12,000,000
Mitsubishi UFJ Securities (USA), Inc.	12,000,000
U.S. Bancorp Investments, Inc.	12,000,000
Comerica Securities, Inc.	4,000,000
Fifth Third Securities, Inc.	4,000,000
The Huntington Investment Company	4,000,000
PNC Capital Markets LLC	4,000,000
Wedbush Securities Inc.	4,000,000
Raymond James & Associates, Inc.	4,000,000
RBC Dain Rauscher Inc.	4,000,000
Total	$400,000,000

Exhibit 1

SCHEDULE III
None, other than the Final Term Sheet included as Schedule IV

Exhibit 1

SCHEDULE IV

INTEGRYS ENERGY GROUP, INC.

$400,000,000 6.00% Junior Subordinated Notes due 2073
Final Term Sheet

Issuer:	Integrys Energy Group, Inc.
Security Description:	6.00% Junior Subordinated Notes due 2073
Registration Format: Listing:	SEC Registered Intend to apply to list on The New York Stock Exchange, Inc. under the symbol “IEH”; if approved for listing, trading is expected to begin within 30 days of issuance
Trade Date: Settlement Date:	August 12, 2013 August 15, 2013 (T+3)
Principal Amount:	$400,000,000
Maturity:	August 1, 2073
Interest Rate during Fixed-Rate Period:	6.00%, accruing from and including the Settlement Date to, but excluding, August 1, 2023
Interest Rate during Floating-Rate Period:	Three-Month LIBOR Rate plus 322 basis points (3.22%), reset quarterly, accruing from and including August 1, 2023
Interest Payment Dates:	Payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, beginning on November 1, 2013
Initial Price to Public:	$25.00 per Note
Purchase Prices	$24.2125 per Note (for sales to non-institutions) $24.5000 per Note (for sales to institutions)
Over-allotment Option:	None
Optional Deferral
Up to 40 consecutive quarterly periods per deferral; deferred interest payments will accrue additional interest at a rate equal to the interest rate then applicable to the Notes, compounded quarterly, to the extent permitted by applicable law

Optional Redemption Provisions:	Redeemable in whole or in part, on or after August 1, 2023, at 100% of the principal amount plus accrued and unpaid interest.
Call for Tax Event:	Prior to August 1, 2023, at any time at 100% of the principal amount plus accrued but unpaid interest

Exhibit 1

Call for Rating Agency Event:	Prior to August 1, 2023, at any time at 102% of the principal amount plus accrued and unpaid interest
Denominations:	$25.00 and integral multiples thereof
Expected Credit Ratings: (Moody’s/S&P)	Baa2/BBB
CUSIP / ISIN:	45822P 204/US45822P2048
Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Wells Fargo Securities, LLC
Senior Co-Managers: Co-Managers:
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
KeyBanc Capital Markets Inc.
Mitsubishi UFJ Securities (USA), Inc.
U.S. Bancorp Investments, Inc.
Wedbush Securities Inc.
Comerica Securities, Inc.
Fifth Third Securities, Inc.
The Huntington Investment Company
PNC Capital Markets LLC

The terms “Tax Event” and “Rating Agency Event” have the same meanings ascribed to those terms in the Issuer’s Preliminary Prospectus Supplement dated August 12, 2013.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC (collect) at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Morgan Stanley & Co. LLC at 1-866-718-1649, or Wells Fargo Securities, LLC at 1-800-326-5897.

Exhibit 1

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$78,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	78,000,000
Morgan Stanley & Co. LLC	78,000,000
Wells Fargo Securities, LLC	78,000,000
Deutsche Bank Securities Inc.	12,000,000
Goldman, Sachs & Co.	12,000,000
KeyBanc Capital Markets Inc.	12,000,000
Mitsubishi UFJ Securities (USA), Inc.	12,000,000
U.S. Bancorp Investments, Inc.	12,000,000
Comerica Securities, Inc.	4,000,000
Fifth Third Securities, Inc.	4,000,000
The Huntington Investment Company	4,000,000
PNC Capital Markets LLC	4,000,000
Wedbush Securities Inc.	4,000,000
Raymond James & Associates, Inc.	4,000,000
RBC Dain Rauscher Inc.	4,000,000
Total	$400,000,000

SCHEDULE III
None, other than the Final Term Sheet included as Schedule IV

SCHEDULE IV

INTEGRYS ENERGY GROUP, INC.

$400,000,000 6.00% Junior Subordinated Notes due 2073
Final Term Sheet

Issuer:	Integrys Energy Group, Inc.
Security Description:	6.00% Junior Subordinated Notes due 2073
Registration Format: Listing:	SEC Registered Intend to apply to list on The New York Stock Exchange, Inc. under the symbol “IEH”; if approved for listing, trading is expected to begin within 30 days of issuance
Trade Date: Settlement Date:	August 12, 2013 August 15, 2013 (T+3)
Principal Amount:	$400,000,000
Maturity:	August 1, 2073
Interest Rate during Fixed-Rate Period:	6.00%, accruing from and including the Settlement Date to, but excluding, August 1, 2023
Interest Rate during Floating-Rate Period:	Three-Month LIBOR Rate plus 322 basis points (3.22%), reset quarterly, accruing from and including August 1, 2023
Interest Payment Dates:	Payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, beginning on November 1, 2013
Initial Price to Public:	$25.00 per Note
Purchase Prices	$24.2125 per Note (for sales to non-institutions) $24.5000 per Note (for sales to institutions)
Over-allotment Option:	None
Optional Deferral
Up to 40 consecutive quarterly periods per deferral; deferred interest payments will accrue additional interest at a rate equal to the interest rate then applicable to the Notes, compounded quarterly, to the extent permitted by applicable law

Optional Redemption Provisions:	Redeemable in whole or in part, on or after August 1, 2023, at 100% of the principal amount plus accrued and unpaid interest.
Call for Tax Event:	Prior to August 1, 2023, at any time at 100% of the principal amount plus accrued but unpaid interest

Call for Rating Agency Event:	Prior to August 1, 2023, at any time at 102% of the principal amount plus accrued and unpaid interest
Denominations:	$25.00 and integral multiples thereof
Expected Credit Ratings: (Moody’s/S&P)	Baa2/BBB
CUSIP / ISIN:	45822P 204/US45822P2048
Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Wells Fargo Securities, LLC
Senior Co-Managers: Co-Managers:
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
KeyBanc Capital Markets Inc.
Mitsubishi UFJ Securities (USA), Inc.
U.S. Bancorp Investments, Inc.
Wedbush Securities Inc.
Comerica Securities, Inc.
Fifth Third Securities, Inc.
The Huntington Investment Company
PNC Capital Markets LLC

The terms “Tax Event” and “Rating Agency Event” have the same meanings ascribed to those terms in the Issuer’s Preliminary Prospectus Supplement dated August 12, 2013.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC (collect) at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Morgan Stanley & Co. LLC at 1-866-718-1649, or Wells Fargo Securities, LLC at 1-800-326-5897.